Exhibit 99.1

NR 12-0801	Media Contact: Paul Gennaro SVP & Chief Communications Officer 212.973.3167 Paul.Gennaro@aecom.com	Investor Contact: Lynn Antipas Tyson SVP, Investor Relations 646.432.8428 Lynn.Tyson@aecom.com

AECOM reports third-quarter fiscal year 2012 financial results

•                  Strength in Asia-Pacific, Canada, civil infrastructure, and power, energy, and mining drive $2.1 billion in revenue, EPS of $0.63.

•                  Improved profitability and progress on working capital initiatives produce $186 million in free cash flow.

•                  Company reaffirms full-year EPS guidance of $2.30 to $2.45.

LOS ANGELES (Aug. 7, 2012) — AECOM Technology Corporation (NYSE: ACM) reported third-quarter revenue of $2.1 billion, a 2.4% increase from the third quarter of fiscal year 2011.  Third-quarter revenue, net of other direct costs1, was $1.3 billion.  Operating income for the third quarter decreased 6.5% from last year to $103 million due to challenging year-over-year performance in the Management Support Services (MSS) segment.  Net income attributable to the company declined 6% to $69 million and earnings per share (EPS) grew 1.6% to 63 cents.

	Third Quarter			Year-to-Date
($ in millions, except EPS)	Q3 FY11	Q3 FY12	YOY % Change	Q3 YTD FY11	Q3 YTD FY12	YOY % Change
Gross Revenue	$2,047	$2,095	2.4%	$5,919	$6,135	3.6%
Net Service Revenue[1]	$1,314	$1,324	0.7%	$3,821	$3,844	0.6%
Operating Income	$110	$103	(6.5%)	$288	$253	(12.1%)
Net Income[2]	$74	$69	(6.0%)	$188	$166	(11.7%)
Earnings per Share[2]	$0.62	$0.63	1.6%	$1.59	$1.47	(7.5%)
Free Cash Flow[3]	$1	$186	NM	($29)	$159	N-M

All growth comparisons that follow are year over year unless noted otherwise.

“During the quarter, our organic net service revenue, on a currency-neutral basis, improved to 2% led by strength in our Asia, Australia and Canada operations with solid growth in our civil infrastructure as well as our power, energy and mining end markets,” said John M. Dionisio, AECOM chairman and chief executive officer.  “In addition, we made further investments to enhance our capabilities to accelerate our growth in the future.”

As of June 30, 2012, AECOM had $398 million of total cash and cash equivalents and $1.1 billion of debt, equating to AECOM’s lowest net debt in seven quarters.  In addition, AECOM reported $1.05 billion in committed bank facilities with $985 million in unused capacity.  Cash flow from operations totaled $202 million in the quarter, while free cash flow totaled $186 million.

“Our strong third-quarter free cash flow generation of $186 million exceeded our expectations and illustrates the progress we are making to improve our balance of growth, profitability and liquidity.  During the quarter, we completed the balance of our initial $200 million share repurchase program and repaid $175 million in debt,” said Michael S. Burke, AECOM president.  “Improved execution on our margin initiatives was evident in our sequential earnings growth, and we enter our strongest quarter of the year with good momentum.”

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New Wins and Backlog

During the third quarter, new wins totaled $2.0 billion, while backlog at June 30, 2012, was $15.8 billion.  These metrics demonstrate the underlying strength of our business as clients increasingly turn to AECOM for our integrated service platform and global expertise.

Business Segments

In addition to providing consolidated financial results, AECOM reports separate financial information for its two segments: Professional Technical Services (PTS) and Management Support Services (MSS).

Professional Technical Services

The PTS segment delivers planning, consulting, architecture and engineering design, and program and construction management services to institutional, commercial and public sector clients worldwide.

Revenue of $1.85 billion grew 4%, and revenue, net of other direct costs, declined slightly by 0.4% to $1.16 billion.  Operating income increased 4.5% to $120 million reflecting the benefits of the company’s operational efficiency and margin improvement initiatives.

Management Support Services

The MSS segment provides program and facilities management and maintenance, training, logistics, consulting, technical assistance and systems integration services, primarily for agencies of the U.S. government.

Revenue declined 9.2% to $248.7 million, and revenue, net of other direct costs, increased 10.1% to $158.9 million.  Operating income declined 80% to $4 million; however, on a sequential basis, operating income grew 92% consistent with the company’s recovery plan for the segment.

Fiscal 2012 Outlook

AECOM reaffirms its EPS outlook for fiscal year 2012 of $2.30 to $2.45 and, given its current outlook, expects to be at the low end of this range.  In the fourth quarter, the company expects typical seasonal improvement in its PTS segment, margin improvement across the Americas and Europe, and continued recovery in its MSS segment.  On a full-year basis, the company expects free cash flow to meet or exceed next income.

AECOM is hosting a conference call today at 11 a.m. EDT, during which management will make a brief presentation focusing on the company’s results, strategies and operating trends.  Those wishing to dial in to the call via telephone can do so by dialing 1-800-706-7741 or 1-617-614-3471 and entering the passcode 61587083.  Interested parties also can listen to the conference call and view accompanying slides via webcast at www.aecom.com.  The webcast will be available for replay following the call.

1AECOM’s gross revenue includes a significant amount of pass-through costs and, therefore, the company believes that revenue, net of other direct costs (net service revenue), which is a non-GAAP measure, also provides a valuable perspective on its business results.

2Attributable to AECOM.

3Q1 FY11 excludes the deferred compensation plan liability termination and related excess tax benefit effect.  This is a non-GAAP measure.

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About AECOM

AECOM is a global provider of professional technical and management support services to a broad range of markets, including transportation, facilities, environmental, energy, water and government.  With approximately 45,000 employees around the world, AECOM is a leader in all of the key markets that it serves.  AECOM provides a blend of global reach, local knowledge, innovation and technical excellence in delivering solutions that create, enhance and sustain the world’s built, natural, and social environments.  A Fortune 500 company, AECOM serves clients in more than 130 countries and had revenue of $8.3 billion during the 12 months ended June 30, 2012.  More information on AECOM and its services can be found at www.aecom.com.

Forward-Looking Statements: All statements in this press release other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any projections of earnings or other financial items; any statements of the plans, strategies and objectives for future operations; and any statements regarding future economic conditions or performance.  Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements.

Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in forward-looking statements include: uncertainties related to funding, audits, modifications and termination of long-term government contracts; losses under fixed-price contracts; limited control over operations run through our joint venture entities; misconduct by our employees or consultants or our failure to comply with laws or regulations; failure to successfully execute our merger and acquisition strategy; the need to retain and recruit key technical and management personnel; and unexpected adjustments and cancellations related to our backlog.  Additional factors that could cause actual results to differ materially from our forward-looking statements are set forth in our reports filed with the Securities and Exchange Commission.  We do not intend, and undertake no obligation, to update any forward-looking statement.

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AECOM Technology Corporation

Consolidated Statements of Income

(unaudited - in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	June 30, 2012	June 30, 2011	% Change	June 30, 2012	June 30, 2011	% Change

Revenue	$2,095,138	$2,046,725	2%	$6,135,269	$5,919,329	4%
Other direct costs	771,736	732,599	5%	2,291,518	2,098,027	9%
Revenue, net of other direct costs (non-GAAP)	1,323,402	1,314,126	1%	3,843,751	3,821,302	1%
Cost of revenue, net of other direct costs	1,212,164	1,192,887	2%	3,566,050	3,494,993	2%
Gross profit	111,238	121,239	(8)%	277,701	326,309	(15)%

Equity in earnings of joint ventures	12,281	12,248	0%	38,141	31,675	20%
General and administrative expenses	(20,682)	(23,560)	(12)%	(63,150)	(70,430)	(10)%
Income from operations	102,837	109,927	(6)%	252,692	287,554	(12)%

Other income (expense)	1,043	(1,585)	*	7,433	2,159	244%
Interest expense, net	(12,702)	(10,452)	22%	(34,520)	(30,338)	14%
Income from continuing operations before income tax expense	91,178	97,890	(7)%	225,605	259,375	(13)%

Income tax expense	21,323	23,959	(11)%	57,670	63,701	(9)%
Net income	69,855	73,931	(6)%	167,935	195,674	(14)%
Noncontrolling interests in income of consolidated subsidiaries, net of tax	(442)	(97)	356%	(1,597)	(7,257)	(78)%
Net income attributable to AECOM	$69,413	$73,834	(6)%	$166,338	$188,417	(12)%

Net income allocation:
Preferred stock dividend	$—	$—	0%	$—	$2	(100)%
Net income available for common stockholders	69,413	73,834	(6)%	166,338	188,415	(12)%
Net income attributable to AECOM	$69,413	$73,834	(6)%	$166,338	$188,417	(12)%

Net income attributable to AECOM per share:
Basic	$0.63	$0.63	0%	$1.48	$1.60	(8)%
Diluted	$0.63	$0.62	2%	$1.47	$1.59	(8)%

Weighted average shares outstanding:
Basic	110,221	117,932		112,513	117,739
Diluted	110,819	118,907		113,233	118,767

* Not meaningful

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AECOM Technology Corporation

Balance Sheet and Cash Flow Information

(unaudited - in thousands)

	June 30, 2012	September 30, 2011
Balance Sheet Information:
Cash and cash equivalents	$398,394	$456,940
Accounts receivable, net	2,483,269	2,380,181
Working capital	1,041,775	1,175,620
Working capital, net of cash and cash equivalents	643,381	718,680

Total debt	1,070,267	1,162,469
Total assets	5,863,640	5,789,328
Total AECOM stockholders’ equity	2,455,750	2,339,711

	Three months ended		Nine months ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Cash Flow Information:
Net cash provided by / (used in) operating activities	$201,965	$15,911	$206,963	$(130,124)
Net cash provided by / (used in) operating activities, excluding Q1 FY11 deferred compensation plan termination*	$201,965	$15,911	$206,963	$17,876
Capital expenditures	(15,600)	(15,176)	(47,805)	(47,283)
Free cash flow (non-GAAP)*	$186,365	$735	$159,158	$(29,407)

*Nine months ended June 30, 2011, amount excludes deferred compensation plan termination ($90 million) and associated excess tax benefits ($58 million).

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AECOM TECHNOLOGY CORPORATION

Reportable Segments

(unaudited - $ in thousands)

Reportable Segments:	Professional Technical Services	Management Support Services	Corporate	Total

Three Months Ended June 30, 2012:
Revenue	$1,846,487	$248,651	$—	$2,095,138
Other direct costs	681,894	89,842	—	771,736
Revenue, net of other direct costs (non-GAAP)	1,164,593	158,809	—	1,323,402
Cost of revenue, net of other direct costs	1,050,438	161,726	—	1,212,164
Gross profit	114,155	(2,917)	—	111,238
Equity in earnings of joint ventures	5,499	6,782	—	12,281
General and administrative expenses	—	—	(20,682)	(20,682)
Operating income	$119,654	$3,865	$(20,682)	$102,837

Gross profit as a % of revenue	6.2%	(1.2)%	—	5.3%
Gross profit as a % of revenue, net of other direct costs (non-GAAP)	9.8%	(1.8)%	—	8.4%

Three Months Ended June 30, 2011:
Revenue	$1,772,831	$273,894	$—	$2,046,725
Other direct costs	603,050	129,549	—	732,599
Revenue, net of other direct costs (non-GAAP)	1,169,781	144,345	—	1,314,126
Cost of revenue, net of other direct costs	1,059,503	133,384	—	1,192,887
Gross profit	110,278	10,961	—	121,239
Equity in earnings of joint ventures	4,263	7,985	—	12,248
General and administrative expenses	—	—	(23,560)	(23,560)
Operating income	$114,541	$18,946	$(23,560)	$109,927

Gross profit as a % of revenue	6.2%	4.0%	—	5.9%
Gross profit as a % of revenue, net of other direct costs (non-GAAP)	9.4%	7.6%	—	9.2%

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AECOM TECHNOLOGY CORPORATION
Reportable Segments
(unaudited - $ in thousands)

Reportable Segments:	Professional Technical Services	Management Support Services	Corporate	Total

Nine Months Ended June 30, 2012:
Revenue	$5,455,036	$680,233	$—	$6,135,269
Other direct costs	2,026,460	265,058	—	2,291,518
Revenue, net of other direct costs (non-GAAP)	3,428,576	415,175	—	3,843,751
Cost of revenue, net of other direct costs	3,143,219	422,831	—	3,566,050
Gross profit	285,357	(7,656)	—	277,701
Equity in earnings of joint ventures	12,547	25,594	—	38,141
General and administrative expenses	—	—	(63,150)	(63,150)
Operating income	$297,904	$17,938	$(63,150)	$252,692

Gross profit as a % of revenue	5.2%	(1.1)%	—	4.5%
Gross profit as a % of revenue, net of other direct costs (non-GAAP)	8.3%	(1.8)%	—	7.2%

Contracted backlog	$7,495,374	$856,560	$—	$8,351,934
Awarded backlog	6,050,922	1,429,864	—	7,480,786
Total backlog	$13,546,296	$2,286,424	$—	$15,832,720

Nine Months Ended June 30, 2011:
Revenue	$4,994,235	$925,094	$—	$5,919,329
Other direct costs	1,594,891	503,136	—	2,098,027
Revenue, net of other direct costs (non-GAAP)	3,399,344	421,958	—	3,821,302
Cost of revenue, net of other direct costs	3,111,774	383,219	—	3,494,993
Gross profit	287,570	38,739	—	326,309
Equity in earnings of joint ventures	10,392	21,283	—	31,675
General and administrative expenses	—	—	(70,430)	(70,430)
Operating income	$297,962	$60,022	$(70,430)	$287,554

Gross profit as a % of revenue	5.8%	4.2%	—	5.5%
Gross profit as a % of revenue, net of other direct costs (non-GAAP)	8.5%	9.2%	—	8.5%

Contracted backlog	$7,900,596	$1,145,472	$—	$9,046,068
Awarded backlog	5,471,906	1,518,720	—	6,990,626
Total backlog	$13,372,502	$2,664,192	$—	$16,036,694

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8-8-8	AECOM Technology Corporation
Regulation G Information
($ in millions)

Reconciliation of Revenue to Revenue, Net of Other Direct Costs

	Three Months Ended			Nine Months Ended
	June 30, 2012	March 31, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Consolidated
Revenue	$2,095.2	$2,010.9	$2,046.7	$6,135.3	$5,919.3
Less: Other direct costs	771.7	721.4	732.6	2,291.5	2,098.0
Revenue, net of other direct costs	$1,323.5	$1,289.5	$1,314.1	$3,843.8	$3,821.3

PTS Segment
Revenue	$1,846.5	$1,801.1	$1,772.8	$5,455.0	$4,994.2
Less: Other direct costs	681.9	638.0	603.0	2,026.4	1,594.9
Revenue, net of other direct costs	$1,164.6	$1,163.1	$1,169.8	$3,428.6	$3,399.3

MSS Segment
Revenue	$248.7	$209.8	$273.9	$680.3	$925.1
Less: Other direct costs	89.8	83.4	129.6	265.1	503.1
Revenue, net of other direct costs	$158.9	$126.4	$144.3	$415.2	$422.0

Reconciliation of Amounts Provided by Acquired Companies

	Three Months Ended June 30, 2012			Nine Months Ended June 30, 2012
	Total	Provided by Acquired Companies	Excluding Effect of Acquired Companies	Total	Provided by Acquired Companies	Excluding Effect of Acquired Companies
Consolidated
Revenue, net of other direct costs	$1,323.5	$5.8	$1,317.7	$3,843.8	$24.3	$3,819.5

Reconciliation of EBITDA to Net Income Attributable to AECOM

	Three Months Ended
	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011	Mar 31, 2011	Dec 31, 2010	Sep 30, 2010
EBITDA	$129.0	$101.6	$103.0	$157.8	$136.2	$114.3	$117.1	$125.8
Less: Interest expense*	12.1	10.6	10.0	8.9	10.4	10.0	9.9	5.3
Less: Depreciation and amortization	26.1	25.3	25.5	25.1	28.0	27.4	29.8	21.2

Income from continuing operations attributable to AECOM before income taxes	90.8	65.7	67.5	123.8	97.8	76.9	77.4	99.3
Less: Income tax expense	21.4	16.7	19.6	36.4	24.0	19.2	20.5	31.5

Net income attributable to AECOM	$69.4	$49.0	$47.9	$87.4	$73.8	$57.7	$56.9	$67.8

Reconciliation of Total Debt to Net Debt

	June 30, 2012	March 31, 2012	June 30, 2011
Short-term debt	$2.9	$2.2	$19.0
Current portion of long-term debt	116.8	86.5	11.6
Long-term debt	950.6	1,172.3	1,165.4
Total debt	1,070.3	1,261.0	1,196.0
Less: Total cash and cash equivalents	398.4	465.7	381.5
Net debt	$671.9	$795.3	$814.5

Reconciliation of Net Cash Provided by / (Used In) Operating Activities to Free Cash Flow

	Three Months Ended			Nine Months Ended
	June 30, 2012	March 31, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Net cash provided by / (used in) operating activities	$202.0	$11.5	$15.9	$207.0	$(130.1)
Capital expenditures	(15.6)	(13.9)	(15.2)	(47.8)	(47.3)
Settlement of deferred compensation plan liability	—	—	—	—	90.0
Excess tax benefit from share-based payment (associated with DCP termination)	—	—	—	—	58.0
Free cash flow	$186.4	$(2.4)	$0.7	$159.2	$(29.4)

* Excluding related amortization.

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